UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2024

Aspira Women's Health Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34810	33-0595156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building III Suite 100
Austin, Texas		78738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 519-0400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2024, Aspira Women’s Health Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), to sell shares of our common stock, par value $0.001 per share, (the “Shares”) having an aggregate sales price of up to $4,450,000, from time to time, through an “at the market offering” program under which Wainwright will act as sales agent. The sales, if any, of the Shares made under the ATM Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

We will pay Wainwright a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and have agreed to provide Wainwright with customary indemnification and contribution rights. We will also reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement. The ATM Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

We are not obligated to sell any of the Shares under the ATM Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the ATM Agreement will terminate on the earlier of (1) the sale, pursuant to the ATM Agreement, of Shares having an aggregate offering price of $4,450,000 and (2) the termination of the ATM Agreement by either us or Wainwright, as permitted therein.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-278867) filed by the Company with the SEC on April 22, 2024 and declared effective by the SEC on April 25, 2024. Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated August 2, 2024, with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

On August 2, 2024, the Company terminated its Controlled Equity Offering℠ Sale Agreement dated February 10, 2023 with Cantor Fitzgerald & Co.

The foregoing description is qualified in its entirety by reference to the full text of the ATM Agreement, the form of which is filed as Exhibit 1.1 to this Current Report.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
1.1	At The Market Offering Agreement between Aspira Women’s Health Inc. and H.C. Wainwright & Co., LLC dated August 2, 2024

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspira Women's Health Inc.

Date:	August 2, 2024	By:	/s/ Nicole Sandford
Nicole Sandford, Chief Executive Officer